Exhibit 1.01

AMETEK, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2016

The report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured or contracted to manufacture products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict. In accordance with the instructions to Form SD, this Conflict Minerals Report (“CFM”) has not been audited by an independent private sector auditor.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry (“RCOI”) completed.

AMETEK’s products are “DRC Conflict Undeterminable.” The report presented herein is not audited.

Overview

AMETEK consists of two business groups: Electronic Instruments Group and Electromechanical Group. Electronic Instruments is in the design and manufacture of advanced instruments for the aerospace, power, process and industrial markets. Electromechanical is a differentiated supplier of electrical interconnects, precision motion control solutions, specialty metals, thermal management systems, and floor care and specialty motors.

The electronic instruments and electromechanical products we manufacture are numerous and many are complex, from direct and indirect suppliers. AMETEK has relationships with a vast network of suppliers (over 17,000 direct and indirect suppliers) throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Based on our downstream position in the supply chain, we must rely on our direct suppliers that may themselves procure these minerals far removed from the actual source making it difficult to determine the 3TG country of origin, chain of custody, and whether these minerals directly or indirectly financed or benefited armed groups in the DRC or covered countries.

In 2016, AMETEK continued the previous year’s focus on suppliers providing at least $300K of parts annually. Although most suppliers provided the information requested, some still needed to respond to our requests or responded with a specific CFM status without providing supporting details. AMETEK will continue to diligently pursue receipt of satisfactory and conclusive details regarding the supply chain of conflict minerals our Suppliers are providing to us. For the period ending December 31, 2016, our CFM efforts resulted in the following Conflict Minerals Metrics for our entire organization, regardless of supplier spend.

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2016 CFM Status by Spend
CONFLICT FREE	15%
EXEMPT	66%
UNDETERMINABLE	12%
UNKNOWN	7%

For the next reporting year (2017 production), AMETEK’s focus will continue to be on increasing our suppliers’ response rates to our request for complete and accurate Templates with the ultimate goal of achieving a conflict-free supply chain.

The remainder of this report will provide the supporting details of our Conflict-free Minerals due diligence approach and results for the 2016 production year.

Conflict-free Minerals Due Diligence Program

Pursuant to the Rule, we performed due diligence on the source and origin of 3TG in our products, including the Components we purchase from suppliers. Our due diligence measures have been designed to conform to The Organization of Economic Co-operation and Development (“OECD”) due diligence framework. This risk-based due diligence process is based on the following OECD Guidance:

1.	Establish strong company management systems
2.	Identify and assess risk in the supply chain
3.	Design and implement a strategy to respond to identified risk
4.	Carry out independent 3rd party audit of the supply chain (e.g., audit high risk suppliers or smelters)
5.	Report on supply chain due diligence internally to management

In order to identify and assess risks associated with CFM we begin with careful filtering our products to isolate those that may contain 3TG that is necessary to the functionality or manufacture of our products. A categorization of suppliers and individual components purchased is in place that results in every purchased item having a CFM status assigned. We are then able to identify and engage relevant suppliers by initiating a RCOI to determine whether supplied parts containing 3TG originated in the DRC or one of the covered countries or are from recycled or scrap sources. Given the number of products impacted and the complexity of the associated supply chains, our RCOI involves numerous telephone and email inquiries along with the exchange of thousands of CFM Templates and other supporting documents. To effectively manage this process, a CFM compliance owner has been identified for each of our 136 factory locations. The Compliance Owner is tasked with ensuring responses from their supply base. A central repository is used to store supplier contact details along with part-specific CFM information and the e-mail address corporate.cfm@ametek.com is used to facilitate corporate-initiated supplier communications.

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The greatest risk associated with our conflict-free efforts was quickly identified as non-participating suppliers. AMETEK’s response included reaching out to identified suppliers a minimum of 3 times to obtain complete CMR Templates. Response rates were initially low as most of our suppliers had to flow down the CFM requirements through many levels in the supply chain. For the participating suppliers, initial documentation was often incomplete requiring each response to be continually reviewed and assessed for further investigation.

An additional data gathering challenge has been to obtain complete CFM data from companies that currently are not part of the direct SEC reporting regulations. Included in this Group are Smelters/Refiners, Distributors, and private or internationally based companies. For the 2016 production year, AMETEK chose to continue to focus on our Tier 2 supply, defined as suppliers providing at least $300K of parts annually. This allowed us to strategically align our efforts to a controlled number of companies in the best position to participate in our CFM data gathering efforts. Our process to address non-responders contained specific escalation procedures including bi-weekly business unit meetings with corporate management until an appropriate supplier response was received. Additionally, new for the 2016 production year, AMETEK employed outside consultants to assist with gathering CFM Templates and confirmation of the validity of their Smelter lists. After considerable effort, we have received CFM responses from all (787) of our Tier 2 suppliers. For 2016, the key metrics from our Tier 2 group of suppliers are as follows:

2016 Tier 2 CFM Status by Spend
CONFLICT FREE	20%
EXEMPT	65%
UNDETERMINABLE	15%
UNKNOWN	0%

Conclusions and Expected Next Steps

To the extent reasonably possible, AMETEK has documented the country of origin of identified smelters and refiners based on information received through the Conflict-Free Smelter Program (“CFSP”), surveys of smelters and refiners, and/or reviews of publicly available information. We have identified a total of 307 smelters as potential sources of 3TG minerals furnished to AMETEK Suppliers during 2016 (see Appendix I). AMETEK, Inc. intends to continue to evaluate and improve our due diligence program and engage with our suppliers to identify the origin and chain of custody of 3TG minerals in our products with an aim to achieve a Conflict Free Supply Base.

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Caution Concerning Forward-looking Statements

Certain statements in this report maybe “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “anticipates,” “may,” “expect,” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. A detailed discussion of other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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Appendix I: Smelter List

#	Metal	Smelter Reference List	Smelter Facility Location
1	Gold	Abington Reldan Metals, LLC	UNITED STATES
2	Gold	Advanced Chemical Company	UNITED STATES
3	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
4	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
5	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
6	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
7	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
8	Gold	Argor-Heraeus S.A.	SWITZERLAND
9	Gold	Asahi Pretec Corp.	JAPAN
10	Gold	Asahi Refining Canada Ltd.	CANADA
11	Gold	Asahi Refining USA Inc.	UNITED STATES
12	Gold	Asaka Riken Co., Ltd.	JAPAN
13	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
14	Gold	AU Traders and Refiners	SOUTH AFRICA
15	Gold	Aurubis AG	GERMANY
16	Gold	Bangalore Refinery	INDIA
17	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
18	Gold	Boliden AB	SWEDEN
19	Gold	C. Hafner GmbH + Co. KG	GERMANY
20	Gold	Caridad	MEXICO
21	Gold	CCR Refinery – Glencore Canada Corporation	CANADA
22	Gold	Cendres + Métaux S.A.	SWITZERLAND
23	Gold	Chimet S.p.A.	ITALY
24	Gold	Chugai Mining	JAPAN
25	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
26	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
27	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
28	Gold	DODUCO GmbH	GERMANY
29	Gold	Dowa	JAPAN
30	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
31	Gold	Eco-System Recycling Co., Ltd.	JAPAN
32	Gold	Elemetal Refining, LLC	UNITED STATES
33	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
34	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
35	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
36	Gold	Geib Refining Corporation	UNITED STATES

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37	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
38	Gold	Guangdong Jinding Gold Limited	CHINA
39	Gold	Gujarat Gold Centre	INDIA
40	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
41	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
42	Gold	Heimerle + Meule GmbH	GERMANY
43	Gold	Heraeus Ltd. Hong Kong	CHINA
44	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
45	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
46	Gold	Hwaseong CJ Co., Ltd.	KOREA, REPUBLIC OF
47	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
48	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
49	Gold	Istanbul Gold Refinery	TURKEY
50	Gold	Japan Mint	JAPAN
51	Gold	Jiangxi Copper Co., Ltd.	CHINA
52	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
53	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
54	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
55	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
56	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
57	Gold	Kazzinc	KAZAKHSTAN
58	Gold	Kennecott Utah Copper LLC	UNITED STATES
59	Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
60	Gold	Kojima Chemicals Co., Ltd.	JAPAN
61	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
62	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
63	Gold	L’azurde Company For Jewelry	SAUDI ARABIA
64	Gold	Lingbao Gold Co., Ltd.	CHINA
65	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
66	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
67	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
68	Gold	Materion	UNITED STATES
69	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
70	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
71	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
72	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
73	Gold	Metalor Technologies S.A.	SWITZERLAND
74	Gold	Metalor USA Refining Corporation	UNITED STATES
75	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

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76	Gold	Mitsubishi Materials Corporation	JAPAN
77	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
78	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
79	Gold	Modeltech Sdn Bhd	MALAYSIA
80	Gold	Morris and Watson	NEW ZEALAND
81	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
82	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
83	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
84	Gold	Nihon Material Co., Ltd.	JAPAN
85	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
86	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
87	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
88	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
89	Gold	PAMP S.A.	SWITZERLAND
90	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
91	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
92	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
93	Gold	PX Précinox S.A.	SWITZERLAND
94	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
95	Gold	Remondis Argentia B.V.	NETHERLANDS
96	Gold	Republic Metals Corporation	UNITED STATES
97	Gold	Royal Canadian Mint	CANADA
98	Gold	SAAMP	FRANCE
99	Gold	Sabin Metal Corp.	UNITED STATES
100	Gold	SAFINA A.S.	CZECH REPUBLIC
101	Gold	Sai Refinery	INDIA
102	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
103	Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
104	Gold	SAXONIA Edelmetalle GmbH	GERMANY
105	Gold	Schone Edelmetaal B.V.	NETHERLANDS
106	Gold	SEMPSA Joyería Platería S.A.	SPAIN
107	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
108	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
109	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
110	Gold	Singway Technology Co., Ltd.	TAIWAN
111	Gold	So Accurate Group, Inc.	UNITED STATES
112	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
113	Gold	Solar Applied Materials Technology Corp.	TAIWAN
114	Gold	Sudan Gold Refinery	SUDAN

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115	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
116	Gold	T.C.A S.p.A	ITALY
117	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
118	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
119	Gold	Tokuriki Honten Co., Ltd.	JAPAN
120	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
121	Gold	Tony Goetz NV	BELGIUM
122	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
123	Gold	Torecom	KOREA, REPUBLIC OF
124	Gold	Umicore Brasil Ltda.	BRAZIL
125	Gold	Umicore Precious Metals Thailand	THAILAND
126	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
127	Gold	United Precious Metal Refining, Inc.	UNITED STATES
128	Gold	Universal Precious Metals Refining Zambia	ZAMBIA
129	Gold	Valcambi S.A.	SWITZERLAND
130	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
131	Gold	WIELAND Edelmetalle GmbH	GERMANY
132	Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
133	Gold	Yokohama Metal Co., Ltd.	JAPAN
134	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
135	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
136	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
137	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
138	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
139	Tantalum	D Block Metals, LLC	UNITED STATES
140	Tantalum	Duoluoshan	CHINA
141	Tantalum	Exotech Inc.	UNITED STATES
142	Tantalum	F&X Electro-Materials Ltd.	CHINA
143	Tantalum	FIR Metals & Resource Ltd.	CHINA
144	Tantalum	Global Advanced Metals Aizu	JAPAN
145	Tantalum	Global Advanced Metals Boyertown	UNITED STATES
146	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
147	Tantalum	H.C. Starck Co., Ltd.	THAILAND
148	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
149	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
150	Tantalum	H.C. Starck Inc.	UNITED STATES
151	Tantalum	H.C. Starck Ltd.	JAPAN
152	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
153	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

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154	Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
155	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
156	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
157	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
158	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
159	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
160	Tantalum	KEMET Blue Metals	MEXICO
161	Tantalum	KEMET Blue Powder	UNITED STATES
162	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
163	Tantalum	LSM Brasil S.A.	BRAZIL
164	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
165	Tantalum	Mineração Taboca S.A.	BRAZIL
166	Tantalum	Mitsui Mining & Smelting	JAPAN
167	Tantalum	Molycorp Silmet A.S.	ESTONIA
168	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
169	Tantalum	Power Resources Ltd.	MACEDONIA
170	Tantalum	QuantumClean	UNITED STATES
171	Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
172	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
173	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
174	Tantalum	Taki Chemicals	JAPAN
175	Tantalum	Telex Metals	UNITED STATES
176	Tantalum	Tranzact, Inc.	UNITED STATES
177	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
178	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
179	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
180	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
181	Tin	Alpha	UNITED STATES
182	Tin	An Thai Minerals Co., Ltd.	VIET NAM
183	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
184	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
185	Tin	China Tin Group Co., Ltd.	CHINA
186	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
187	Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
188	Tin	CV Ayi Jaya	INDONESIA
189	Tin	CV Dua Sekawan	INDONESIA
190	Tin	CV Gita Pesona	INDONESIA
191	Tin	CV Serumpun Sebalai	INDONESIA
192	Tin	CV Tiga Sekawan	INDONESIA

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193	Tin	CV United Smelting	INDONESIA
194	Tin	CV Venus Inti Perkasa	INDONESIA
195	Tin	Dowa	JAPAN
196	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
197	Tin	Elmet S.L.U.	SPAIN
198	Tin	EM Vinto	BOLIVIA
199	Tin	Estanho de Rondônia S.A.	BRAZIL
200	Tin	Fenix Metals	POLAND
201	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
202	Tin	Gejiu Jinye Mineral Company	CHINA
203	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
204	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
205	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
206	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
207	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
208	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
209	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
210	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
211	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
212	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
213	Tin	Melt Metais e Ligas S.A.	BRAZIL
214	Tin	Metallic Resources, Inc.	UNITED STATES
215	Tin	Metallo-Chimique N.V.	BELGIUM
216	Tin	Mineração Taboca S.A.	BRAZIL
217	Tin	Minsur	PERU
218	Tin	Mitsubishi Materials Corporation	JAPAN
219	Tin	Modeltech Sdn Bhd	MALAYSIA
220	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
221	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
222	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
223	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
224	Tin	Operaciones Metalurgical S.A.	BOLIVIA
225	Tin	PT Aries Kencana Sejahtera	INDONESIA
226	Tin	PT Artha Cipta Langgeng	INDONESIA
227	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
228	Tin	PT Babel Inti Perkasa	INDONESIA
229	Tin	PT Bangka Prima Tin	INDONESIA
230	Tin	PT Bangka Tin Industry	INDONESIA
231	Tin	PT Belitung Industri Sejahtera	INDONESIA

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232	Tin	PT Bukit Timah	INDONESIA
233	Tin	PT Cipta Persada Mulia	INDONESIA
234	Tin	PT DS Jaya Abadi	INDONESIA
235	Tin	PT Eunindo Usaha Mandiri	INDONESIA
236	Tin	PT Inti Stania Prima	INDONESIA
237	Tin	PT Justindo	INDONESIA
238	Tin	PT Karimun Mining	INDONESIA
239	Tin	PT Kijang Jaya Mandiri	INDONESIA
240	Tin	PT Lautan Harmonis Sejahtera	INDONESIA
241	Tin	PT Mitra Stania Prima	INDONESIA
242	Tin	PT O.M. Indonesia	INDONESIA
243	Tin	PT Panca Mega Persada	INDONESIA
244	Tin	PT Prima Timah Utama	INDONESIA
245	Tin	PT Refined Bangka Tin	INDONESIA
246	Tin	PT Sariwiguna Binasentosa	INDONESIA
247	Tin	PT Stanindo Inti Perkasa	INDONESIA
248	Tin	PT Sukses Inti Makmur	INDONESIA
249	Tin	PT Sumber Jaya Indah	INDONESIA
250	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
251	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
252	Tin	PT Tinindo Inter Nusa	INDONESIA
253	Tin	PT Tommy Utama	INDONESIA
254	Tin	Resind Indústria e Comércio Ltda.	BRAZIL
255	Tin	Rui Da Hung	TAIWAN
256	Tin	Soft Metais Ltda.	BRAZIL
257	Tin	Thaisarco	THAILAND
258	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
259	Tin	VQB Mineral and Trading Group JSC	VIET NAM
260	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
261	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
262	Tin	Yunnan Tin Company Limited	CHINA
263	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
264	Tungsten	ACL Metais Eireli	BRAZIL
265	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
266	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
267	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
268	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
269	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
270	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

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271	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
272	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
273	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
274	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
275	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
276	Tungsten	H.C. Starck GmbH	GERMANY
277	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
278	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
279	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
280	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
281	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
282	Tungsten	Japan New Metals Co., Ltd.	JAPAN
283	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
284	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
285	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
286	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
287	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
288	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
289	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
290	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
291	Tungsten	Kennametal Fallon	UNITED STATES
292	Tungsten	Kennametal Huntsville	UNITED STATES
293	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
294	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
295	Tungsten	Niagara Refining LLC	UNITED STATES
296	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
297	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
298	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
299	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
300	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
301	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
302	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
303	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
304	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
305	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
306	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
307	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

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